UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 6th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-861-0075

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2008 we entered into a Note and Security Agreement dated as of August 28, 2008 (the "Agreement") with four persons (the "Lenders"), pursuant to which the Lenders granted us a revolving credit line (the "Revolver") in the aggregate amount of $300,000. We may borrow and reborrow from time to time under the Revolver until October 31, 2008 (the "Maturity Date"). The interest rate payable by us on amounts outstanding under the Revolver is 11% per annum, and increases to 16% after the Maturity Date or after an Event of Default (discussed below). All amounts owing under the Revolver must be repaid by the Maturity Date, and amounts outstanding are prepayable at any time. All amounts drawn under the Revolver are secured by all of our personal property.

The Agreement prohibits us, while a commitment to make a loan exists, from among other things, with certain exceptions, paying cash dividends, redeeming stock, incurring liens upon intellectual property, incurring new indebtedness (other than certain permitted indebtedness, including $250,000 relating to purchase or lease of equipment or personal property, and an additional $100,000), prepaying indebtedness, repaying notes to officers, directors or shareholders, amending the terms of indebtedness to accelerate the payment thereof, or creating or permitting any liens on any of our property (except certain permitted liens).

Events of Defaults under the Agreement include, among others, a breach by us of certain covenants contained therein (including those described in the previous paragraph), which breach remains uncured for ten days after notice from Lenders, defaults under other indebtedness giving other lenders the right to accelerate payment of at least $150,000 of aggregate indebtedness (whether or not exercised), judgments against us remaining unsatisfied for at least ten days aggregating to at least $150,000, attachments of a material amount of our assets (not removed within 10 days), and customary defaults relating to bankruptcy, liquidation and appointments of receivers.

Upon the occurrence of an Event of Default, we can no longer borrow under the Revolver and at the option of the Lenders, we must repay all outstanding indebtedness thereunder and any accrued interest thereon.

The Lenders include our Chairman and Chief Executive Officer, Marvin Sackner, MD (committing to lend $25,000), and Frost Gamma Investments Trust (committing to lend $200,000), each a beneficial owner of in excess of 19% of our common stock (such percentages are based on their latest Schedule 13D filings), as well as two other lenders.

The foregoing is only a brief summary of some of the terms of the Agreement and does not purport to be complete. Please refer to the Agreement, which is attached as Exhibit 10.1 for its full terms.

On August 29, 2008 we drew down $300,000 under the Revolver.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

10.1 Note and Security Agreement dated as of August 28, 2008 between the Registrant and various lenders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

September 12, 2008	By:	Adam S. Jackson

Name: Adam S. Jackson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Note and Security Agreement dated as of August 28, 2008 between the Registrant and various lenders